SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 21, 2007

Intrepid Technology & Resources, Inc.

(Exact Name of Registrant as Specified in Charter)

Idaho	000-30065	82-0230842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry Into A Material Definitive Agreement

As previously reported, on March 23, 2007, Intrepid Technology & Resources, Inc., an Idaho corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Cornell Capital Partners, L.P. (“Cornell Capital”) providing for the sale by the Company to Cornell Capital of its 9% secured convertible debentures in the aggregate principal amount of $3,500,000 (the “Debentures”), of which $2,500,000 was advanced on March 23, 2007.  On May 21, 2007, we filed a registration statement on Form SB-2 with the Securities and Exchange Commission registering the sale of 73,333,333 shares of common stock that Cornell Capital can acquire upon conversion of the debentures and exercise of warrants it acquired from us.  Accordingly, the balance of $1,000,000 was advanced to us.  The Debenture, like the debenture previously issued to Cornell on March 23, 2007 mature on the third anniversary of the date of issuance and bear interest at the annual rate of 9% in cash, payable at maturity; provided, however, that at the Company’s option and subject to certain conditions regarding registration of the shares underlying the Debenture, the interest which may be paid in common stock.  Cornell Capital may convert, at any time, the outstanding principal amount of the Debentures into shares of the Company’s common stock at a conversion price equal to the lesser of $0.06 or 90% of the lowest volume weighted average price of the Company’s common stock during the 30 consecutive trading days immediately preceding the applicable conversion date.  Under certain circumstances, including that the price of the Company’s common stock is trading at less than $0.06 and that the a registration statement covering the shares is in effect and subject to certain exceptions, at its option, the Company may redeem a portion or the entire outstanding Debentures at a price equal to 110% of the amount being redeemed plus accrued interest.  In addition, upon three trading days prior notice, the Company may require Cornell Capital to convert all of the outstanding principal amount of the debenture into shares of the Company’s common stock over a 20 trading day period if the volume weighted average price of the Company’s common stock during the 20 consecutive trading days immediately preceding the date of such notice had exceeded $0.128.  The funds are expected to be used for working capital purposes, including the development of the Company’s existing biogas plants and future development of additional biogas fields.

Pursuant to the Purchase Agreement, Yorkville Advisors LLC, the general partner of Cornell Capital, received a cash payment equal to 10% of the gross proceeds of the Debentures and accordingly the Company received net proceeds of $900,000.

The Company’s obligations under the Debenture, like the earlier debenture are secured by a security interest in all of its assets (to the extent not previously pledged to secure other assets), subject to certain exceptions for permitted indebtedness and permitted liens (as described in the Security Agreement).

The terms of the Debenture are incorporated herein by reference and each such agreement is filed as an exhibit hereto and is incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As set forth in Item 1.01 above, on May 21, 2007, the Company sold to Cornell Capital an additional $1,000,000 principal amount of a secured convertible debenture.   The information regarding the debenture in Item 1.01 is incorporated herein by reference and each such agreement is filed as an exhibit hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As set forth in Item 1.01 above, on May 21, 2007, the Company sold to Cornell Capital an additional $1,000,000 principal amount of secured convertible debenture. The information regarding the debenture in Item 1.01 is incorporated herein by reference and each such agreement is filed as an exhibit hereto and is incorporated herein by reference.

Cornell Capital is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and the securities were sold to it in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1

Secured Convertible Debenture, dated as of May 21 2007, issued by Intrepid Technology & Resources, Inc. to Cornell Capital Partners, L.P.  (Incorporated by reference from the Registrant’s Form SB-2, filed on May 21, 2007)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2007	INTREPID TECHNOLOGY & RESOURCES, INC.

	By:	/s/ Dennis D. Keiser
Name: Dr. Dennis D. Keiser Title: CEO

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